Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549



Re:   Carlyle Income Plus Ltd.
      Commission File 000-16975
      Form 8-K


Gentlemen:

Transmitted, for the above-captioned registrant, is the electronically filed executed copy of registrant's current report on Form 8K dated January 22, 1997.

Thank you.



Very truly yours,

CARLYLE INCOME PLUS, LTD.

BY:     JMB Realty Corporation
        (Corporate General Partner)



        By: GAILEN J. HULL
            Gailen J. Hull
            Senior Vice President
            Principal Accounting Officer





                           FORM 8-K


              SECURITIES AND EXCHANGE COMMISSION


                    Washington, D.C.  20549


                        CURRENT REPORT



            Pursuant to Section 13 or 15 (d) of the
                Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):
     January 22, 1997


                   CARLYLE INCOME PLUS, LTD.
               --------------------------------

    (Exact name of registrant as specified in its charter)


     Illinois            000-16975           36-3439532
-----------------        ---------------     ----------

(State of Organization)  (Commission)   (IRS Employer
                         File Number)     Identification
                                          Number)


        900 N. Michigan Avenue, Chicago, Illinois 60611
       -------------------------------------------------

            (Address of principal executive office)



Registrant's telephone number, including area code: (312) 915-
1987.
--------------------------------------------------------------
-----
                RANCHO FRANCISCAN APARTMENTS

                 SANTA BARBARA, CALIFORNIA
                 -------------------------

ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS.     On January

22,  1997,  Carlyle Income Plus, Ltd. (the "Partnership"),  an

Illinois  limited  partnership, sold  the   land  and  related

improvements  known  as  Rancho  Franciscan  Apartments   (the

"Property"),   a  111-unit,  approximately  64,500-square-foot

apartment complex located on approximately 13.5 acres in Santa

Barbara, County of Santa Barbara, California.  The purchasers,

Steven I. Lyons and Michael Towbes, as tenants in common,  are not  affiliated  with the Partnership or its General  Partners

and   the   sale   price   was  determined   by   arm's-length

negotiations.

       The  sale  price  of  the  land  and  improvements  was

$8,302,200  and  was paid in cash at closing (net  of  selling costs  and  prorations).  The Property was  approximately  99%

occupied at the date of sale.  The sale resulted in a gain  to

the   Partnership  of  approximately  $550,000  for  financial

reporting  purposes,  primarily as a result  of  a  $1,400,000 provision for value impairment recorded by the Partnership  in

1995.   Also, the Property was classified as held for sale  or

disposition  as of April 1, 1996 and therefore  has  not  been

subject  to  continued  depreciation  as  of  that  date   for

financial  reporting purposes.  In addition,  the  Partnership expects to report a loss on sale of approximately $735,000 for

Federal income tax reporting purposes in 1997.

      The Partnership Agreement provides that distributions of

sale proceeds are to be initially allocated 99% to the Holders of  Interests  (as  defined) and 1% to the  General  Partners.

However,  upon  the  completion  of  the  liquidation  of  the

Partnership  and final distribution of all Partnership  funds,

all  previous  distributions of sale proceeds to  the  General

Partners shall be repaid to the Partnership to the extent that the Holders of Interests have not received sale proceeds equal to  their initial capital investment plus a 6% return on their

investment  (as  defined).   After receipt by the  Holders  of

Interests  of such preferred return, further distributions  of sale  proceeds  are  to be allocated to the  General  Partners until  the General Partners have received distributions in  an amount  equal  to 3% of the aggregate selling  prices  of  all properties  sold, with the remaining balance to be distributed

85%  to  the  Holders  of Interests and  15%  to  the  General

Partners;   provided, however, that such 3% and  15%  of  sale

proceeds distributable to the General Partners are subordinate to  the Holders of Interests' receipt of a 9% return on  their

investment.   Since  the  Holders  of  Interests,  without   a

dramatic  improvement in market conditions, are not  projected to  receive  an  amount  equal to  their  initial  contributed capital  from  the  aggregate sale  proceeds  of  all  of  the

Partnership's investment properties, the General Partners will defer  their  1% share in the distributions of  proceeds  from this sale at this time.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements.  Not Applicable

     (b)  Pro Forma Financial Information- Narrative.

      As a result of the sale of the Property, beyond the date

of  sale  there  will be no further rental and  other  income,

property  operating expenses, depreciation and  provision  for value  impairment recorded for the Property in  the  financial statements  of  the  Partnership, which for the  Partnership's most recent reported fiscal year (the year ended December  31,

1995)  were  approximately $1,113,000 $437,000,  $225,000  and

$1,400,000,  respectively.  Rental and other income,  property operating  expenses,  depreciation  and  provision  for  value

impairment  for  the  Property  were  approximately   $866,000

$339,000  $51,000 and $0, respectively, for  the  nine  months ended  September 30, 1996.  Also, as a result of the  sale  of the  Property,  there  are no further assets  and  liabilities related to the Property, which at September 30, 1996 consisted of  land  and  buildings and improvements (net of  accumulated

depreciation   and  provision  for  value  impairment   )   of

approximately  $7,463,000; cash and other  current  assets  of approximately  $236,000; accrued real estate taxes  and  other current  liabilities  of  approximately  $29,000,  and  tenant

security  deposits  of approximately $45,000.   The  remaining

operations  of the Partnership will consist primarily  of  the operations  of  the Partnership's remaining  owned  investment properties,  the Carson and Costa Mesa Industrial  Parks,  the

Sunrise  Town  Center  shopping center and  (through  a  joint venture) the Landings Shopping Center.

     (c)  Exhibits.

           99.1    Real  Property Purchase  Agreement  between

Carlyle

Income  Plus, Ltd. and Steven I. Lyons and Michael Towbes,  as

tenants in common, dated January 7, 1997.



                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                    CARLYLE INCOME PLUS, LTD.
                    By:  JMB Realty Corporation
                         Corporate General partner


                                                           By:
__________________________________
                              GAILEN J. HULL
                              Gailen J. Hull
                              Senior Vice President and
                              Principal Accounting Officer

Date:  January 31, 1997